Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT FIRST QUARTER 2018 RESULTS ON MAY 8, 2018

Englewood, CO - April 30, 2018 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the first quarter ended March 31, 2018 after the market closes on Tuesday, May 8, 2018. The Company will host a conference call that day at 5:00 PM ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, MONI, and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman, Bill Fitzgerald; Chief Executive Officer and General Counsel, Bill Niles; Executive Vice President, Jeffery Gardner; and Senior Vice President and Chief Financial Officer, Fred Graffam. Messrs. Gardner and Graffam are also executive officers of MONI.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 1095147. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through May 22, 2018 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 1095147.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, MONI, and through MONI, LiveWatch Security, LLC. MONI, headquartered in the Dallas Fort-Worth area, secures approximately one million residential customers and commercial client accounts with monitored home and business security system services. MONI is supported by one of the nation’s largest networks of independent Authorized Dealers, providing products and support to customers in the U.S., Canada and Puerto Rico. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com